Exhibit 10.4

Execution Version

WAIVER AND CONSENT

WAIVER AND CONSENT under the Credit Agreement referred to below, dated as of May 16, 2014 (this “Consent”), among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), HERTZ EQUIPMENT RENTAL CORPORATION (“HERC”), the Canadian Borrowers (as defined in the Credit Agreement) parties hereto, the several banks and financial institutions parties hereto as Lenders and the Administrative Agent (as defined below).

RECITALS

WHEREAS, each of the Parent Borrower and HERC is party to that certain Credit Agreement, dated as of March 11, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, HERC, the Canadian Borrowers, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Lenders, DEUTSCHE BANK AG CANADA BRANCH, as Canadian agent and Canadian collateral agent for the Lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-collateral agent for the Lenders and the other parties thereto;

WHEREAS, the Parent Borrower has requested that the Lenders consent to extend the date for delivery of the March 2014 Quarterly Financial Statements (as defined below) and certain other information required pursuant to Sections 7.1 and 7.2 of the Credit Agreement;

WHEREAS, the Parent Borrower has requested that the Lenders waive any Default, Specified Default or Event of Default that may arise directly or indirectly from or in connection with the failure to deliver the March 2014 Quarterly Financial Statements (and any certificates and other information required to be delivered concurrently therewith) on or prior to the Extended Delivery Date (as defined below) to the Lenders or in accordance with any agreement or condition relating to other Indebtedness of the Parent Borrower and its Subsidiaries;

WHEREAS, pursuant to Section 7.1 of the Credit Agreement the Parent Borrower delivered annual and quarterly financial statements of the Parent Borrower and its consolidated Subsidiaries from time to time on or prior to the date hereof (collectively, the “Previous THC Financial Statements”);

WHEREAS, as part of the process of completing the March 2014 Quarterly Financial Statements, the Parent Borrower is reviewing the Previous THC Financial Statements;

WHEREAS, the Parent Borrower does not currently know what action, if any, will be required to be taken as a result of such review, which has not yet been completed; however, it is possible that the Parent Borrower may restate one or more of the Previous THC Financial Statements and one or more financial statements or other financial information relating to any Subsidiary of the Parent Borrower (such a restatement, if it were to occur, the “Restatement”);

WHEREAS, the Parent Borrower has requested that the Lenders waive any Default,

Specified Default or Event of Default (as such terms are defined in the Credit Agreement) that may arise as a result of or in connection with the Restatement, if any, or any action taken or any failure to take action while any such Default, Specified Default or Event of Default was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Default, Specified Default or Event of Default;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.                                           Waiver and Consent.

(a)                                 The Lenders hereby agree that, notwithstanding anything to the contrary in the Loan Documents, the quarterly financial statements required to be delivered under Section 7.1(b) for the Parent Borrower’s fiscal quarter ended March 31, 2014 (the “March 2014 Quarterly Financial Statements”) and the certificates and other information required by Sections 7.1 and 7.2 to be delivered concurrently therewith need not be delivered on or prior to June 15, 2014 (such date, the “Extended Delivery Date”).

(b)                                 So long as the March 2014 Quarterly Financial Statements and the certificates and other information required to be delivered in connection therewith to the Lenders under the Credit Agreement are delivered on or prior to the Extended Delivery Date, the Lenders hereby waive any existing or future Default, Specified Default or Event of Default that may arise directly or indirectly (i) as a result of or in connection with the failure to deliver any of the March 2014 Quarterly Financial Statements, such certificates or other information, or (ii) under Section 9(e) of the Credit Agreement in connection with any failure to file or deliver quarterly reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act, the March 2014 Quarterly Financial Statements, or any financial statements or other financial information of the Parent Borrower or any of its Subsidiaries, in each case for the fiscal quarter ended March 31, 2014 (and any certificates and other information concurrently therewith) in accordance with any agreement or condition relating to any other Indebtedness.

(c)                                  The Lenders hereby waive, from the Consent Effective Date until the Extended Delivery Date, any Default, Specified Default or Event of Default that may arise, directly or indirectly, as a result of or in connection with the Restatement, if any, or any action taken or any failure to take action while any such Default, Specified Default or Event of Default was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Default, Specified Default or Event of Default, including without limitation any Default, Specified Default or Event of Default that may arise directly or indirectly (i) from any breach of the representations and warranties contained in Section 5.7 of the Credit Agreement or of any other representations and warranties contained in the Loan Documents, (ii) from any request for any Extension or Credit under the Credit Agreement after the occurrence and during the continuance of any such Default, Specified Default or Event of Default, (iii) from any failure to comply with any covenant or other obligation under Sections 7.1 and 7.2 of the

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Credit Agreement or with any other covenants and conditions in the Loan Documents and (iv) under Section 9(e) of the Credit Agreement or otherwise under Section 9 of the Credit Agreement, in each case as a result of or in connection with the Restatement, if any.  Notwithstanding the foregoing, the waiver in this Section 2(c) is a limited waiver for the period ending on the Extended Delivery Date and for the avoidance of doubt, after the Extended Delivery Date, unless otherwise waived, no such Default, Specified Default or Event of Default that arises directly or indirectly from the Restatement shall be deemed waived pursuant to this Section 2(c).

(d)                                 For the avoidance of doubt, until the Extended Delivery Date (i) each Lender shall continue to honor notices for Borrowing and L/C Requests delivered in compliance with the Credit Agreement notwithstanding the occurrence or continuation of the events described in this Section 2 and (ii) no Loan Party shall be required to deliver any notice pursuant to Section 7.7 of the Credit Agreement or otherwise in connection with the occurrence or continuation of the events described in this Section 2.

Section 3.                                           Conditions to Effectiveness of Consent.  This Consent shall become effective on the date (such date, if any, the “Consent Effective Date”) the Administrative Agent shall have received this Consent executed and delivered by a duly authorized officer of the Parent Borrower and the requisite Lenders set forth in Section 11.1 of the Credit Agreement.  The Administrative Agent shall give prompt notice in writing to the Parent Borrower of the occurrence of the Consent Effective Date.

Section 4.                                           Effects on Loan Documents; Acknowledgement.

(a)                                 Except as expressly set forth herein, this Consent (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect as modified hereby and nothing herein can or may be construed as a novation thereof.  Each Loan Party reaffirms on the Consent Effective Date its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents.  This Consent shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Consent Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Consent.

(b)                                 For the avoidance of doubt, this Consent does not constitute an acknowledgement by the Parent Borrower or its Subsidiaries that a Restatement, if any, would result in a Default, Specified Default or Event of Default under the Loan Documents and the Parent Borrower and its Subsidiaries reserve all of their respective rights under the Loan Documents in connection

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therewith.

Section 5.                                           Expenses.  The Parent Borrower agrees to pay or reimburse the Administrative Agent for (1) all of its reasonable out-of-pocket costs and expenses incurred in connection with this Consent, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable fees, charges and disbursements of Latham & Watkins LLP, as counsel to the Administrative Agent.

Section 6.                                           Counterparts.  This Consent may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Consent by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.                                           Applicable Law.  THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Section 8.                                           Headings.  The headings of this Consent are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

HERTZ EQUIPMENT RENTAL CORPORATION

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

MATTHEWS EQUIPMENT LIMITED

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

WESTERN SHUT-DOWN (1995) LIMITED

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

HERTZ CANADA EQUIPMENT RENTAL PARTNERSHIP, BY ITS MANAGING PARTNER, MATTHEWS EQUIPMENT LIMITED

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

Acknowledged and Agreed:

HERTZ INVESTORS, INC.

By:	/s/ Kelly Shyroc
	Name:	Kelly Shyroc
	Title:	Assistant Treasurer

HERTZ CAR SALES LLC
HERTZ CLAIM MANAGEMENT CORPORATION
HCM MARKETING CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ GLOBAL SERVICES CORPORATION
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
HERTZ ENTERTAINMENT SERVICES CORPORATION
SMARTZ VEHICLE RENTAL CORPORATION
CINELEASE HOLDINGS, INC.
CINELEASE, INC.
CINELEASE, LLC
DONLEN CORPORATION
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DOLLAR RENT A CAR, INC.
DTG OPERATIONS, INC.
DTG SUPPLY, INC.
THRIFTY, INC.
THRIFTY CAR SALES, INC.
THRIFTY INSURANCE AGENCY, INC.
TRAC ASIA PACIFIC, INC.
THRIFTY RENT-A-CAR SYSTEM, INC.
FIREFLY RENT A CAR LLC

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

DONLEN CORPORATION

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Assistant Treasurer

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

By:	/s/ Kirk L. Tashjian
	Name:	Kirk L. Tashjian
	Title:	Vice President

DEUTSCHE BANK AG, CANADA BRANCH,
as Canadian Agent and a Lender

By:	/s/ Paul Uffelmann
	Name:	Paul Uffelmann
	Title:	Vice President

By:	/s/ David Gynn
	Name:	David Gynn
	Title:	Chief Financial Officer